OGDEN
                                     MURPHY
                                    WALLACE,
                                    P.L.L.C.
                                ATTLORNEYS AT LAW

May  24,  2001

Ornali  Group  Inc.
2533  W.  Carson  Street,  #A329
Carson  City,  NV  89706

     Re:     Ornali  Group  Inc.
             Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

We have acted as counsel for Ornali Group Inc., a Washington corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up 5,500,000 shares (the "Shares") of the Company's common stock, $.0001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares are validly issued under Washington corporate law, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

OGDEN  MURPHY  WALLACE,  P.L.L.C.



James  L.  Vandeberg

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